UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 8, 2010

EQUITY RESIDENTIAL

(Exact name of registrant as specified in its charter)

Maryland	1-12252	13-3675988
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

ERP OPERATING LIMITED PARTNERSHIP

(Exact Name of Registrant as Specified in its Charter)

Illinois	0-24920	36-3894853
(State or other jurisdiction of incorporation or organization	(Commission File Number)	(I.R.S. Employer Identification Number)

Two North Riverside Plaza Suite 400, Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 474-1300

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-d(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On June 8, 2010, Equity Residential made available on its website at www.equityapartments.com/corporate/content/ii_main.asp certain presentations regarding its portfolio and selected financial data. The information contained or incorporated in this Item 7.01 is being furnished and shall not be deemed “filed” with the Securities and Exchange Commission nor shall such information be deemed incorporated by reference in any filing by Equity Residential or ERP Operating Limited Partnership under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The presentations referred to above, including the financial data, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby. Such forward-looking statements should be considered as subject to the many risks and uncertainties that exist in Equity Residential’s operations and business environment. Such risks and uncertainties could cause actual results to differ materially from those projected. These uncertainties include, but are not limited to, economic conditions, market demand and pricing, competitive and cost factors, and other risk factors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY RESIDENTIAL

Date: June 8, 2010	By:	/s/ Mark J. Parrell
	Name:	Mark J. Parrell
	Its:	Executive Vice President and Chief Financial Officer

ERP OPERATING LIMITED PARTNERSHIP

	By:	Equity Residential, its general partner

Date: June 8, 2010	By:	/s/ Mark J. Parrell
	Name:	Mark J. Parrell
	Its:	Executive Vice President and Chief Financial Officer